                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-43051 and No. 333-83609) pertaining to the 1996 Stock Option Plan of Seagate Software, Inc. of our report dated July 23, 1999, with respect to the consolidated financial statements and schedule of Seagate Software, Inc. included in the Annual Report (Form 10-K) for the year ended July 2, 1999.

                                          /s/ Ernst & Young LLP

San Jose, California
August 30, 1999